Exhibit 99.1

Owens Corning Reports First-Quarter 2021 Results

Company Delivered Net Sales of $1.9 Billion;
Generated Net Earnings of $210 Million and Adjusted EBIT of $282 Million

•     Delivered record first quarter net sales, net earnings and adjusted EBIT
•     Roofing produced $156 million of EBIT with 22% EBIT margins
•     Insulation delivered $82 million of EBIT with 12% EBIT margins
•     Composites reported $79 million of EBIT with 14% EBIT margins
•     Generated operating cash flow of $204 million and free cash flow of $120 million

TOLEDO, Ohio – April 28, 2021 - Owens Corning (NYSE: OC) today reported consolidated net sales of $1.9 billion, an increase of 20% compared with 2020.

First-quarter 2021 net earnings attributable to Owens Corning were $210 million, or $1.98 per diluted share, compared with net loss attributable to Owens Corning of $917 million, or $8.43 per diluted share, in first-quarter 2020. The company’s first-quarter 2020 results included non-cash pre-tax impairment charges of $987 million driven by the economic uncertainties associated with the COVID-19 pandemic.

First-quarter 2021 adjusted earnings were $183 million, or $1.73 per diluted share, compared with $67 million, or $0.62 per diluted share, during the same period one year ago. First-quarter 2021 adjusted EBIT was $282 million, compared with $116 million in the same period in 2020. (See Use of Non-GAAP Measures, See Tables 2 and 3.)

“Over the past year, our team has risen to the challenges we’ve faced and we continue to demonstrate the earnings power of our company. While market conditions have turned more favorable, our operating priorities, investments, and strong execution have positioned us to deliver these outstanding financial results,” said Chairman and Chief Executive Officer Brian Chambers. “We are excited by the opportunities we have to grow our company, help our customers win in the market, and deliver value to our shareholders.”

Return of Capital and Liquidity
•During first-quarter 2021, Owens Corning repurchased 1.6 million shares of common stock for $131 million. The company returned $197 million to shareholders through share repurchases and dividends. As of the end of the quarter, 7.9 million shares were available for repurchase under the current authorization.

•Owens Corning maintains a strong balance sheet, access to liquidity, and a well-structured debt maturity profile. The company finished first-quarter 2021 with $1.7 billion of available liquidity, inclusive of $605 million in cash and cash equivalents.

Other Highlights
•Owens Corning sustained a high level of safety performance in first-quarter 2021, with a recordable incident rate of 0.64, in-line with full-year 2020 performance.

•Owens Corning continues to be a leader in environmental, social and governance (ESG) matters. The company recently published its 15th annual Sustainability Report which presented the results of its sustainability work during the previous decade, as well as progress toward its ambitious 2030 goals.

•In February, the company was recognized by the Ethisphere Institute as one of the 2021 World’s Most Ethical Companies for the fourth consecutive year.

•In March, the company announced the appointment of José Méndez-Andino as Executive Vice President and Chief Research & Development Officer, effective April 1, 2021. In this newly created role, Dr. Méndez-Andino will be responsible for leveraging product, process and material science innovation to accelerate growth for the company.

•Yesterday, the company announced the appointment of Gina Beredo as Executive Vice President, General Counsel and Corporate Secretary, effective June 9, 2021. Ms. Beredo will be responsible for overseeing global legal operations, government affairs, and corporate affairs. With over two decades of broad experience, she will join Owens Corning from Nordson Corporation, most recently serving as EVP, General Counsel and Corporate Secretary.

2021 Outlook
•The key economic factors that impact the company’s businesses are residential repair and remodeling activity, U.S. housing starts, global commercial construction activity, and global industrial production.

•In the near term, the company expects the U.S. residential housing market to remain robust and the commercial and industrial markets to continue to strengthen.

•The COVID-19 pandemic continues to create market uncertainty.

•General corporate expenses are estimated to be between $135 million and $145 million.

•Capital additions are expected to be approximately $460 million, below depreciation and amortization of approximately $480 million.

•Interest expense is estimated to be between $120 million and $130 million.

•The company estimates an effective tax rate of 26% to 28%, and a cash tax rate of 18% to 20%, both on adjusted pre-tax earnings.

First-Quarter 2021 Conference Call and Presentation
Wednesday, April 28, 2021
9 a.m. Eastern Time

All Callers
•Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
•Entry number: 7704679 (Please dial in 10-15 minutes before conference call start time)
•Live webcast: https://services.choruscall.com/links/oc210428.html

Telephone and Webcast Replay
•Telephone replay will be available one hour after the end of the call through May 5, 2021. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
•Conference replay number: 10153900.
•Webcast replay will be available for one year using the above link.

About Owens Corning
Owens Corning is a global building and industrial materials leader. The company’s three integrated businesses are dedicated to the manufacture and advancement of a broad range of insulation, roofing and fiberglass composite materials. Leveraging the talents of 19,000 employees in 33 countries, Owens Corning provides innovative products and sustainable solutions that address energy efficiency, product safety, renewable energy, durable infrastructure, and labor productivity. These solutions provide a material difference to the company’s customers and make the world a better place. Based in Toledo, Ohio, USA, the company posted 2020 sales of $7.1 billion. Founded in 1938, it has been a Fortune 500® company for 66 consecutive years. For more information, please visit www.owenscorning.com.

Use of Non-GAAP Measures
Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors’ understanding of the company’s financial information. These non-GAAP measures include EBIT, adjusted EBIT, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders (“adjusted EPS”), adjusted pre-tax earnings, free cash flow and free cash flow conversion. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for EBIT and adjusted EBIT, Table 3 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.
For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted earnings, adjusted EPS and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.
Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company’s mandatory debt service requirements. As a conversion ratio, free cash flow is compared to adjusted earnings. Free cash flow and free cash flow conversion are used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance.
Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.
When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from any results projected in the statements. These risks, uncertainties and other factors include, without limitation: the severity and duration of the current COVID-19 pandemic on our operations, customers and suppliers, as well as related actions taken by governmental authorities and other third parties in response, each of which is uncertain, rapidly changing and difficult to predict; levels of residential, commercial and industrial construction activity; levels of global industrial production; competitive and pricing factors; demand for our products; relationships with key customers; issues related to acquisitions, divestitures, joint ventures or expansions; domestic and international economic and political conditions, including new legislation, policies or other governmental actions in the U.S. or elsewhere; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; climate change, weather conditions and storm activity; changes to tariff, trade or investment policies or laws; uninsured losses, including those from natural disasters, pandemics, catastrophe, theft or sabotage; availability and cost of energy, transportation, raw materials or other inputs; legal and regulatory proceedings, including litigation and environmental actions; research and development activities and intellectual property protection; issues involving implementation and protection of Information technology systems; achievement of expected synergies, cost reductions and/or productivity improvements; the level of fixed costs required to run our business; foreign exchange and commodity price fluctuations; our level of indebtedness; our liquidity and the availability and cost of credit; levels of goodwill or other indefinite-lived intangible assets; price volatility in certain wind energy markets in the U.S.; loss of key employees, labor disputes or shortages; defined benefit plan funding obligations; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of April 28, 2021, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Todd Romain	Amber Wohlfarth
419.248.7826	419.248.5639

Owens Corning Company News / Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings (Loss)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2021	2020
NET SALES	$1,915	$1,601
COST OF SALES	1,471	1,295
Gross margin	444	306
OPERATING EXPENSES
Marketing and administrative expenses	174	179
Science and technology expenses	20	21
Goodwill impairment charge	—	944
Other (income) expenses, net	(48)	32
Total operating expenses	146	1,176
OPERATING INCOME (LOSS)	298	(870)
Non-operating income	(3)	(4)
EARNINGS (LOSS) BEFORE INTEREST AND TAXES	301	(866)
Interest expense, net	33	27
EARNINGS (LOSS) BEFORE TAXES	268	(893)
Income tax expense	59	24
Equity in net earnings of affiliates	1	1
NET EARNINGS (LOSS)	210	(916)
Net earnings attributable to noncontrolling interests	—	1
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$210	$(917)
EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$1.99	$(8.43)
Diluted	$1.98	$(8.43)
WEIGHTED AVERAGE COMMON SHARES
Basic	105.4	108.8
Diluted	106.0	108.8

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting income (expense) items to EBIT are shown in the table below (in millions):

	Three Months Ended March 31,
	2021	2020
Restructuring costs	$(1)	$(5)
Gains on sale of certain precious metals	20	10
Goodwill impairment charge	—	(944)
Intangible assets impairment charge	—	(43)
Total adjusting items	$19	$(982)

The reconciliation from Net earnings (loss) attributable to Owens Corning to EBIT and to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended March 31,
	2021	2020
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$210	$(917)
Net earnings attributable to noncontrolling interests	—	1
NET EARNINGS (LOSS)	210	(916)
Equity in net earnings of affiliates	1	1
Income tax expense	59	24
EARNINGS (LOSS) BEFORE TAXES	268	(893)
Interest expense, net	33	27
EARNINGS (LOSS) BEFORE INTEREST AND TAXES	301	(866)
Adjusting items from above	19	(982)
ADJUSTED EBIT	$282	$116

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from Net earnings (loss) attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings (loss) per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended March 31,
	2021	2020
RECONCILIATION TO ADJUSTED EARNINGS
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$210	$(917)
Adjustment to remove adjusting items (a)	(19)	982
Adjustment to remove tax expense/(benefit) on adjusting items (b)	5	(18)
Adjustment to remove significant tax items (c)	—	18
Adjustment to tax expense to reflect pro forma tax rate (d)	(13)	2
ADJUSTED EARNINGS	$183	$67

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$1.98	$(8.43)
Adjustment to remove adjusting items (a)	(0.18)	9.03
Adjustment to remove tax expense/(benefit) on adjusting items (b)	0.05	(0.17)
Adjustment to remove significant tax items (c)	—	0.17
Adjustment to tax expense to reflect pro forma tax rate (d)	(0.12)	0.02
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$1.73	$0.62

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	105.4	108.8
Non-vested restricted and performance shares	0.5	—
Options to purchase common stock	0.1	—
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings (loss) per share	106.0	108.8

(a)	Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)	There were no significant tax items in the first quarter of 2021. For comparability, significant tax items in 2020 include the impact of a change in valuation allowances recorded against certain deferred tax assets.

(d)	To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2021, we have used a full year pro forma effective tax rate of 27%, which is the mid-point of our 2021 effective tax rate guidance of 26% to 28%, excluding the adjusting items referenced in (a), (b) and (c). For comparability, in 2020, we have used an effective tax rate of 24%, which was our 2020 effective tax rate, excluding the adjusting items referenced in (a), (b) and (c).

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	March 31, 2021	December 31, 2020
CURRENT ASSETS
Cash and cash equivalents	$605	$717
Receivables, less allowances of $10 at March 31, 2021 and $10 at December 31, 2020	1,167	919
Inventories	854	855
Other current assets	112	115
Total current assets	2,738	2,606
Property, plant and equipment, net	3,758	3,809
Operating lease right-of-use assets	145	154
Goodwill	980	989
Intangible assets	1,647	1,667
Deferred income taxes	28	28
Other non-current assets	264	228
TOTAL ASSETS	$9,560	$9,481
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current operating lease liabilities	$52	$55
Other current liabilities	1,415	1,385
Total current liabilities	1,467	1,440
Long-term debt, net of current portion	3,145	3,126
Pension plan liability	153	159
Other employee benefits liability	169	171
Non-current operating lease liabilities	92	99
Deferred income taxes	341	332
Other liabilities	226	213
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	4,056	4,059
Accumulated earnings	2,011	1,829
Accumulated other comprehensive deficit	(620)	(588)
Cost of common stock in treasury (c)	(1,520)	(1,400)
Total Owens Corning stockholders’ equity	3,928	3,901
Noncontrolling interests	39	40
Total equity	3,967	3,941
TOTAL LIABILITIES AND EQUITY	$9,560	$9,481

(a)10 shares authorized; none issued or outstanding at March 31, 2021, and December 31, 2020
(b)400 shares authorized; 135.5 issued and 104.3 outstanding at March 31, 2021; 135.5 issued and 105.6 outstanding at December 31, 2020
(c)31.2 shares at March 31, 2021, and 29.9 shares at December 31, 2020

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2021	2020
NET CASH FLOW PROVIDED BY (USED FOR) OPERATING ACTIVITIES
Net earnings (loss)	$210	$(916)
Adjustments to reconcile net earnings (loss) to cash provided by (used for) operating activities:
Depreciation and amortization	119	116
Deferred income taxes	13	21
Provision for pension and other employee benefits liabilities	—	(1)
Stock-based compensation expense	12	11
Goodwill impairment charge	—	944
Intangible assets impairment charge	—	43
Other adjustments to reconcile net earnings (loss) to cash provided by (used for) operating activities	(6)	14
Changes in operating assets and liabilities	(136)	(265)
Pension fund contribution	(1)	(11)
Payments for other employee benefits liabilities	(4)	(4)
Other	(3)	(4)
Net cash flow provided by (used for) operating activities	204	(52)
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant, and equipment	(84)	(92)
Proceeds from the sale of assets or affiliates	—	15
Derivative settlements	(35)	16
Other	(2)	—
Net cash flow used for investing activities	(121)	(61)
NET CASH FLOW (USED FOR) PROVIDED BY FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	—	736
Payments on senior revolving credit and receivables securitization facilities	—	(336)
Payments on term loan borrowing	—	(50)
Net decrease in short-term debt	—	(11)
Dividends paid	(55)	(26)
Purchases of treasury stock	(142)	(96)
Other	3	(4)
Net cash flow (used for) provided by financing activities	(194)	213
Effect of exchange rate changes on cash	(1)	(38)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(112)	62
Cash, cash equivalents and restricted cash at beginning of period	724	179
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$612	$241

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended March 31,
	2021	2020
Net sales	$559	$494
% change from prior year	13%	-4%
EBIT	$79	$44
EBIT as a % of net sales	14%	9%
Depreciation and amortization expense	$38	$38

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended March 31,
	2021	2020
Net sales	$700	$603
% change from prior year	16%	2%
EBIT	$82	$39
EBIT as a % of net sales	12%	6%
Depreciation and amortization expense	$51	$49

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended March 31,
	2021	2020
Net sales	$711	$555
% change from prior year	28%	-10%
EBIT	$156	$64
EBIT as a % of net sales	22%	12%
Depreciation and amortization expense	$15	$14

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended March 31,
	2021	2020
Restructuring costs	$(1)	$(5)
Gains on sale of certain precious metals	20	10
Goodwill impairment charge	—	(944)
Intangible assets impairment charge	—	(43)
General corporate expense and other	(35)	(31)
EBIT	$(16)	$(1,013)
Depreciation and amortization	$15	$15

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by (used for) operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended March 31,
	2021	2020
NET CASH FLOW PROVIDED BY (USED FOR) OPERATING ACTIVITIES	$204	$(52)
Less: Cash paid for property, plant and equipment	(84)	(92)
FREE CASH FLOW	$120	$(144)